EXHIBIT 1

                                   Amendment No. 2 to the
       AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT


     This Amendment No. 2 (the "Amendment") to the Amended and Restated Credit and Guarantee Agreement dated July 1, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") is made as of the 30th day of September, 1998, among:

     (a)  Reebok International Ltd., a Massachusetts corporation
(the "Company");

     (b) Reebok International Limited, a United Kingdom corporation ("Reebok-UK"); together with the Company, the "Borrowers");

     (c) The several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders");

     (d) Each of the parties to the Credit Agreement designated as the Co-Agents");

     (e) Citibank, N.A., as documentation agent (in such capacity, the "Documentation Agent") for the Lenders hereunder;
and

     (f) Credit Suisse First Boston, a Swiss banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders hereunder.

The parties listed in items (a) through and including (f) are collectively referred to as "Credit Agreement Parties"). Terms having initial capital letters not otherwise defined herein shall have the meanings given those terms in the Credit Agreement.

                              RECITALS

     A. The Credit Agreement Parties are all parties to the Credit Agreement.

     B. The Company has requested that the Lenders amend certain terms in the Credit Agreement in the manner provided for herein.

     C. Each of the other Credit Agreement Parties agrees to the Company's requested amendment.

     The parties agree as follows:

     1.  Amendments of Subsection 1.1.  Subsection 1.1 of the
Credit Agreement is hereby amended as follows:

     a. by amending the definition of the term "EBITDA" by inserting immediately before the period at the end thereof the following:

     "; PROVIDED that there shall also be restored to Consolidated Net Income or Consolidated Net Loss for the fiscal quarter ending on or about March 31, 1998 and for each consecutive fiscal quarter thereafter through the fiscal quarter ending on or about December 31, 1999 the amount of any non-recurring charges (not to exceed $10,000,000 for each such fiscal quarter) attributable to the re-engineering, start-up and consolidation of the European operations of the Company and its Subsidiaries and the implementation of global enterprise software."

     b.  by amending and restating the definition of the term
"Responsible Officer" to read in its entirety as follows:

     "the chief executive officer, the president, any executive vice president, the chief financial officer, the treasurer, the Assistant Treasurer and the Manager of treasury services of the Company, PROVIDED that (a) the Assistant Treasurer or the Manager of treasury services shall be a Responsible Officer solely for purposes of signing Notices of Borrowing for the Company and Reebok-UK and (b) the Treasury Manager of Reebok-UK shall be a Responsible Officer solely for purposes of signing Notices of Borrowing for Reebok-UK."

     2.  Amendment of Subsection 5.3.  Subsection 5.3 of the
Credit Agreement is hereby amended by deleting said subsection
5.3 in its entirety and by substituting therefor the following:

     "5.3 Optional Prepayments. Each Borrower may at any time and from time to time prepay the Loans owing by it, in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of ABR Loans, one Business Day's) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the date upon which such notice is due), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
5.14 and, except in the case of prepayments of Revolving Credit Loans which are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments of the Domestic Term Loans and the UK Term Loans shall be applied to the remaining installments thereof, at the option of the Company, either (a) ratably or (b) in inverse order of the maturity; PROVIDED that, with respect to prepayments which are made prior to December 31, 1998, the Company may (at its option) apply any such prepayment to the unpaid principal amount of the installment due on such date. Amounts prepaid on account of the Domestic Term Loans and the UK Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof."

     3. Amendment of Subsection 9.1. Clause (a) of Section 9.1 of the Credit Agreement is hereby amended by deleting the table of "Test Period(s)" and "Ratio(s)" contained therein and by substituting therefor the following:

          "Test Period                       Ratio
          __________                         _____

     Closing Date - 09/30/97                 3.75 to 1.0
     10/01/97 - 12/30/97                     3.50 to 1.0
     12/31/97 - 03-31/98                     3.40 to 1.0
     04/01/98 - 06/30/98                     3.25 to 1.0
     07/01/98 - 12/31/99                     3.50 to 1.0
     01/01/00 - 03/31/00                     3.25 to 1.0
     04/01/00 - thereafter                   3.00 to 1.0"

     4. Conditions to Effectiveness. This Amendment shall become effective as of September 30, 1998 upon receipt by the Administrative Agent of counterparts hereof, executed and delivered by a duly authorized officer of the Borrowers and the Majority Lenders.

     5. Representations and Warranties. The Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 6 of the Credit Agreement; PROVIDED that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Company represents and warrants that no Default or Event of Default has occurred and is continuing.

     6. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of either Borrower that would require a waiver or consent of the Administrative Agent or the Lenders. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     7. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                         REEBOK INTERNATIONAL LTD.



                         /s/ LEO S. VANNONI
                              Treasurer


                         REEBOK INTERNATIONAL LIMITED



                         By: /s/ LEO S. VANNONI



                         CREDIT SUISSE FIRST BOSTON, as
                         Administrative Agent



                         By:  /s/


                         CITIBANK, N.A., as Documentation Agent
                         and as Lender


                         By:  /s/



                         CREDIT SUISSE FIRST BOSTON, as a Lender


                         By:  /s/

                         By:  /s/

                         ABN AMRO BANK N.V.
                         By:  ABN AMRO North America, Inc., as
                         its Agent


                         By: /s/


                         BANK OF MONTREAL, as a Co-Agent and as
                         a Lender


                         By:  /s/


                         CREDIT LYONNAIS NEW YORK BRANCH,
                         as a Co-Agent and as a Lender



                         By:  /s/


                         FLEET NATIONAL BANK, as a Co-Agent and
                         as a Lender


                         By:  /s/


                         THE SANWA BANK LIMITED, New York
                         Branch, as Co-Agent and as a Lender
                         of Domestic Term Loans and Revolving
                         Credit Loans


                         By:  /s/



                         THE SANWA BANK LIMITED, London
                         Branch, as Co-Agent and as a
                         Lender of UK Term Loans


                         By:  /s/


                         FIRST NATIONAL BANK OF CHICAGO



                         By: /s/



                         FIRST UNION CAPITAL MARKETS


                         By:  /s/



                         THE FUJI BANK LIMITED, NEW YORK
                         BRANCH, as a Lender of Domestic Term
                         Loans and Revolving Credit Loans


                         By:  /s/


                         THE FUJI BANK, LIMITED, LONDON BRANCH


                         By:  /s/


                         INSTITUTO BANCARIO SAN PAOLO DI
                         TORINO S.p.A., as a Lender



                         By:  /s/

                         By:  /s/

                         MARINE MIDLAND BANK



                         By:  /s/


                         SOCIETE GENERALE


                         By:  /s/


                         STANDARD CHARTERED BANK


                         By:  /s/

                         By:  /s/


                         THE SUMITOMO BANK, LIMITED, NEW YORK
                         BRANCH


                         By:  /s/


                         RZB FINANCE LLC

                         By:  /s/